                               PURCHASE AGREEMENT
                               ------------------

This Purchase Agreement (the "Agreement") is entered into as of December 22, 2000 by and between Queenswood Investments Limited, a Mauritius corporation (the "Purchaser"), and Intel Corporation, a Delaware corporation (the "Seller").

In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

     1. PURCHASE AND SALE OF SECURITIES.

     (a) Subject to the terms and conditions hereof, on the date hereof, the Seller shall sell to the Purchaser and the Purchaser shall purchase from the Seller, the equity securities (the "Securities") listed hereto on Schedule I hereto of Rediff.com India Limited, a limited liability company organized under the laws of the Republic of India (the "Company"), for the aggregate amount in cash set forth opposite the Seller's name on Schedule I hereto (the "Purchase Price").

     (b) Such sales and purchases shall be effected by the Seller delivering to the Purchaser duly executed certificates or other instruments evidencing the Securities to be purchased, in each case with appropriate instruments of transfer attached (duly endorsed or otherwise in form sufficient for transfer), against delivery by the Purchaser to the Seller of the Purchase Price. The Purchase Price shall be paid by wire transfer of immediately available funds to such account or accounts as the Seller shall designate in writing.

     (c) The closing of the purchases and sales referred to above hereto shall take place on the date hereof at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, at 10:00 a.m., New York time or at such other time and place as the Seller and Purchaser may mutually agree upon (the "Closing").

     2. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

     The Seller represents and warrants to the Purchaser that:

     (a) The Seller is a Delaware corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.


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     (b) The Seller has authorized the execution, delivery and performance of this Agreement and each of the transactions contemplated hereby. No other action is necessary to authorize such execution, delivery and performance, and upon such execution and delivery, this Agreement shall constitute a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

     (c) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Seller is required for the execution, delivery or performance by the Seller of its obligations hereunder, including without limitation the sale of the Securities.

     (d) Neither the sale of the Securities nor the performance of the Seller's obligations hereunder will violate, conflict with, result in a breach of, or constitute a default (or an event that, with the giving of notice or the lapse of time, or both, would constitute a default) under (i) the certificate of incorporation, bylaws or other organizational documents of the Seller or (ii) the terms of any material agreement to which the Seller is a party or to which any of the Seller's properties is subject.

     (e) The Seller has good and marketable title to the Securities. The Securities are owned by the Seller free and clear of any security interest, lien, claim or other encumbrance or any restriction on transfer, other than those imposed by the Securities Act or as set forth on Schedule 2(d) hereto (collectively, "Encumbrances"), and will be transferred to the Purchaser free of any Encumbrances.

     (f) The Seller is familiar with the business and operations of the Company and has been given the opportunity to obtain from the Company all information that it has requested regarding its business and prospects. The Seller acknowledges that the Purchaser makes no representation or warranty to the Seller about the Company's business, prospects, financial condition or otherwise.

     (g) The sale of the Securities by the Seller is not part of a plan or scheme to evade the registration requirements of the Securities Act. Neither the Seller nor any person acting on behalf of the Seller has offered or sold any of the Securities by any form of general solicitation or general advertising.

     3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Seller that:


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     (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Mauritius.


     (b) The Purchaser has authorized the execution, delivery and performance of this Agreement, and each of the transactions contemplated hereby. No other action is necessary to authorize such execution, delivery and performance, and upon such execution and delivery, this Agreement shall constitute a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

     (c) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Purchaser is required for the execution, delivery or performance by the Purchaser of its obligations hereunder, including without limitation the purchase of the Securities.

     (d) Neither the acquisition of the Securities nor the performance of the Purchaser's obligations hereunder will violate, conflict with, result in a breach of, or constitute a default (or an event that, with the giving of notice or the lapse of time, or both, would constitute a default) under (i) the certificate of incorporation, bylaws or other organizational documents of the Purchaser or (ii) the terms of any material agreement to which the Purchaser is a party or to which any of the Purchaser's properties is subject.

     (e) The Purchaser understands that the Securities have not been registered under the Securities Act, nor qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon the representations of the Purchaser contained herein. The Purchaser understands that the Securities being purchased hereunder are restricted securities within the meaning of Rule 144 under the Securities Act; that the Securities are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

     (f) The Purchaser is familiar with the business and operations of the Company and has been given the opportunity to obtain from the Company all information that it has requested regarding its business and prospects. The Purchaser acknowledges that the Seller makes no representation or warranty to the Purchaser about the Company's business, prospects, financial condition or otherwise.

     (g) The Purchaser is an "accredited investor" as such term is defined in Rule 501(a) of the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by


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this Agreement; the Purchaser is able to bear the economic risk of its investment in the Company (including a complete loss of its investment).

     (h) The Purchaser understands that it must bear the economic risk of this investment indefinitely unless its Securities are registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of such securities is qualified under applicable state securities laws or an exemption from such qualification is available. The Purchaser further understands that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow the Purchaser to Transfer any or all of the Securities, in the amounts, or at the time the Purchaser might propose.

     (i) The Purchaser is acquiring the Securities solely for its own account for investment and not with a view toward the resale, Transfer, or distribution thereof, nor with any present intention of distributing the Securities. No other person has any right with respect to or interest in the Securities to be purchased by the Purchaser, nor has the Purchaser agreed to give any person any such interest or right in the future.

     4. COVENANTS OF THE PARTIES.

     (a) Securities Act Restrictions. The Purchaser acknowledges that the certificates evidencing the Securities may bear a legend reflecting the restrictions on the transfer of such securities under the Securities Act.

     (b) Further Assurances. From and after the date hereof, the Seller shall execute all certificates, instruments, documents or agreements and shall take any other action which it is reasonably requested to execute or take to further effectuate the transactions contemplated hereby.

     (c) Best Efforts. Each of the parties hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby, including without limitation, making all required regulatory filings as promptly as practicable after the date hereof.

     5. INDEMNIFICATION.


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     (a) The Seller agrees to indemnify and hold harmless the Purchaser, each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act and each officer, director, employee and agent of the Purchaser and of any such controlling person against any and all losses, liabilities, claims, damages or expenses whatsoever, as incurred, arising out of or resulting from any breach or alleged breach or other violation or alleged violation of any representation, warranty, covenant or undertaking by the Seller contained in this Agreement, and the Seller will reimburse the Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith.

     (b) The Purchaser agrees to indemnify and hold harmless the Seller, each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act and each officer, director, employee and agent of the Seller and of any such controlling person against any and all losses, liabilities, claims, damages or expenses whatsoever, as incurred, arising out of or resulting from any breach or alleged breach or other violation or alleged violation of any representation, warranty, covenant or undertaking by the Purchaser contained in this Agreement, and the Purchaser will reimburse the Seller for its reasonable legal and other expenses (including the cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith.

     (c) Notwithstanding anything in this Agreement to the contrary, (i) the parties hereto shall be liable under Sections 5(a) and 5(b) above only to the extent such losses, liabilities, claims, damages or expenses whatsoever (in the aggregate for all claims) are in excess of US$ 100,000 and (iii) the total liability of the parties under Sections 5(a) and 5(b) above with respect to any and all claims arising out of or resulting from any breach or alleged breach or other violation or alleged violation of any representation, warranty, covenant or undertaking by the respective parties contained in this Agreement shall be limited to 50% of the Purchase Price paid by the Purchaser for the Securities.

     6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     The respective agreements, representations, warranties, indemnities and other statements made by or on behalf each party hereto pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any party, and shall survive for a period of 6 months from the date of Closing

     7. INTERPRETATION OF THIS AGREEMENT.


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     (a) Terms Defined. As used in this Agreement, the following terms have the respective meaning set forth below:

     person: an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     Securities Act: the Securities Act of 1933, as amended.

     Transfer: any sale, assignment, pledge, hypothecation, or other disposition or encumbrance.

     (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     (c) Consent to Jurisdiction. All judicial proceedings brought against either party hereto arising out of or relating to this Agreement shall be brought in any state of federal court of competent jurisdiction in the state, county and city of New York. By executing and delivering this Agreement, each party irrevocably (a) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts and (b) waives any defense of forum non-conveniens.

     (d) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

     (e) Notices.

          (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

          (1) if to the Purchaser, at #17-01, UOB Plaza 1, 80 Raffles Place, Singapore, 048624, Attention: Paluk Prasad (facsimile: 011-65-532-7678), with a copy to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, Attention: Steven J. Gartner, Esq. (facsimile: (212) 728-8111), or at such other address or facsimile number as the Purchaser may have furnished the Seller in writing;


          (2) if to the Seller, to Intel Corporation, c/o Intel Semiconductor Ltd., 32 F, Two Pacific Place, 88 Queensway, Central, Hong Kong, Attention:
     APAC Portfolio


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     Management (facsimile: +(852) 2240-3775), with a copy by email to:
     APACportfolio@intel.com, or at such other address or facsimile number as it may have furnished in writing to the Purchaser.


          (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

     (f) Expenses and Taxes. The Purchaser will pay, and hold the Seller harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery of this Agreement.

     (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

     (h) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Seller and the Purchaser.

     (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

     8. CONFIDENTIALITY AND NON-DISCLOSURE.

     (a) Disclosure of Terms. The terms and conditions of this Agreement (the "Sale Terms"), including its existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

     (b) Press Releases, Etc. Subject to Section 8(d), no announcement regarding the Sale Terms or Seller in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of the Seller.


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     (c) Permitted Disclosures. Notwithstanding the foregoing, the Seller may disclose the Sale Terms to third parties or to the public at its sole discretion and, if it does so, the Purchaser shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by the Seller.

     (d) Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations, Schedule 13D filings to the United States Securities and Exchange Commission, and other filings that may be required under applicable law) to disclose the existence of this Agreement or any of the Sale Terms hereof in contravention of the provisions of this Section 8, such party (the "Disclosing Party") shall provide the other parties (the "Non-Disclosing Parties") with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

     (e) Notices. All notices required under this section shall be made pursuant to Section 7(e) of this Agreement.

                          [The signature page follows]


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


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.

INTEL CORPORATION                        QUEENSWOOD INVESTMENTS LIMITED

2200 Mission College Blvd.               c/o Warburg, Pincus & Co

Santa Clara, California 95052            466 Lexington Avenue

                                         New York, New York 10017

/s/  Noel Lazo                          /s/  Charles R. Kaye
-----------------------------                -----------------------------
Signature                               Signature

Noel Lazo                               Charles R. Kaye
-----------------------------           -----------------------------
Printed Name                            Printed Name

Assistant Treasurer
--------------------------------        -----------------------------
Title                                   Title






                      SIGNATURE PAGE FOR PURCHASE AGREEMENT


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


                                   SCHEDULE I
---------------------------------------- -------------------------------------- --------------------------------------
            Name of Seller                            Securities                           Purchase Price
---------------------------------------- -------------------------------------- --------------------------------------
           Intel Corporation                   Equity share certificate                     US$3,547,500
                                          representing 322,500 equity shares
                                         of the Company, which now represents
                                         645,000 equity shares of the Company
                                          after giving effect to the 5 for 1
                                          share split declared by the Company
                                            on January 6, 2000 and 2 for 5
                                          reverse share split declared by the
                                                Company on May 3, 2000.

---------------------------------------- -------------------------------------- --------------------------------------


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